UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 19, 2017
HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on November 19, 2013 (the “November 19 Form 8-K”), HealthSouth Corporation (the “Company”) previously issued $320 million in aggregate principal amount of 2.00% Convertible Senior Subordinated Notes due 2043 (the “Convertible Notes”) to holders of, and in exchange for, 257,110 shares of the Company’s 6.50% Series A Convertible Perpetual Preferred Stock, par value $0.10 per share and liquidation preference $1,000 per share. The Convertible Notes are governed by the Indenture (the “Indenture”), dated November 18, 2013, by and between the Company and Wells Fargo Bank, National Association, as trustee, paying agent, conversion agent and registrar.
On May 26, 2017, the Company provided the notice of the redemption of all of the outstanding principal amount of the Convertible Notes, which will occur on June 26, 2017 (the “Redemption Date”). Pursuant to the Indenture, the holders of the Convertible Notes may elect to convert those notes to shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), before the close of business on June 23, 2017. The Company may elect to settle any conversion, in whole or in part, by delivering cash in lieu of shares. In connection with any conversion, the Company will pay a make-whole premium to the electing holder by increasing the conversion rate on such Convertible Notes.
The Company previously reported unregistered issuances of Common Stock in connection with conversion elections delivered by noteholders to the Company in the Current Report on Form 8-K filed with the SEC on June 12, 2017 (the “June 12 Form 8-K”). Since the filing of the June 12 Form 8-K, the Company has received conversion elections that have resulted, or are expected to result, in the following issuances of shares of Common Stock:

Issuance Date	Shares Issued	Principal Converted
June 15, 2017	445,794	$16,000,000
June 16, 2017	434,176	15,584,000
June 19, 2017	580,039	20,823,000
June 20, 2017	56,202	2,018,000
June 21, 2017	754,981	27,113,000
June 22, 2017	737,756	26,500,000
	3,008,948	$108,038,000
The shares of Common Stock delivered in connection with these conversions have been issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction. The Convertible Notes and the shares of Common Stock issuable upon the conversion of the Convertible Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The foregoing descriptions of the Convertible Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture. A copy of the Indenture, including the form of Global Note for the Convertible Notes, was attached as Exhibit 4.1 to the November 19 Form 8-K.
Forward-Looking Statements
Statements contained in this Current Report on Form 8-K, which are not historical facts, such as the redemption or the conversion of the Notes, the expected conversion settlement dates and consideration are forward-looking statements. In addition, the Company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, the Company’s ability to comply with extensive, complex, and ever-changing regulations in the healthcare industry; the price of the Company’s common stock as it affects the tax and accounting impacts resulting from conversions of the Notes; the price of the Company’s common stock as it affects the Company’s willingness and ability to settle conversions in shares of common stock; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including its Form 10‑K for the year ended December 31, 2016 and Form 10-Q for the quarter ended March 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/s/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer

Dated: June 19, 2017